       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2003

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               ENESCO GROUP, INC.
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                          5190                         04-1864170
(State or other jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)       Classification Code Number)     Identification Number)

                                225 WINDSOR DRIVE
                              ITASCA, IL 60143-1225
                                 (630) 875-5300
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                             M. FRANCES DURDEN, ESQ.
                               ENESCO GROUP, INC.
                                225 WINDSOR DRIVE
                              ITASCA, IL 60143-1225
                                 (630) 875-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                    Copy to:
                            CLARISSA C. WEIRICK, ESQ.
                         WARNER BROS. ENTERTAINMENT INC.
                              4000 WARNER BOULEVARD
                                BURBANK, CA 91522

                                ----------------

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION
                          STATEMENT BECOMES EFFECTIVE.

                                ----------------

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF CLASS OF                       AMOUNT TO        OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
   SECURITIES TO BE REGISTERED                BE REGISTERED       PER SHARE(1)             PRICE(1)            REGISTRATION FEE
   ---------------------------                -------------     ---------------       ------------------       ----------------
Common Stock, par value $0.125 per share       200,000 (2)           $8.15 (3)           $1,630,000 (3)            $131.87 (3)

(1)  Estimated solely for the purpose of determining the registration fee.
(2)  Represents shares issuable upon exercise of warrants.
(3) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee, based on $8.15, the average of the high and low prices of Enesco's common stock quoted on the New York Stock Exchange on May 2, 2003.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 7, 2003

                                   PROSPECTUS

                                 200,000 SHARES

                               ENESCO GROUP, INC.

                                  COMMON STOCK

         This prospectus relates to the issuance and sale of up to 200,000 shares of common stock of Enesco Group, Inc., par value $0.125 per share, upon the exercise of warrants held by Warner Bros. Entertainment Inc. ("Warner Bros."), which shares may be resold by Warner Bros., or its assignees, transferees and successors-in-interest (collectively referred to in this prospectus as the "Selling Stockholders") using this prospectus. The common stock offered by this prospectus shall be adjusted to cover any additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. References in this prospectus to "Enesco," "our company," "we," "our," and "us" refer to Enesco Group, Inc.

         Enesco will receive proceeds from the exercise of the warrants, which will be used for working capital and general corporate purposes. Enesco will not receive any proceeds from the sale of the common stock by Warner Bros.

         Subject to the restrictions described in this prospectus, the Selling Stockholders (directly, or through agents or dealers designated from time to time) may sell the common stock being offered by this prospectus from time to time on terms to be determined at the time of sale. The prices at which the Selling Stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The Selling Stockholders and any agents, dealers or broker-dealers that participate with the Selling Stockholders in the distribution of our common stock being offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "PLAN OF DISTRIBUTION" beginning on page 4.

         Enesco's common stock is listed on the New York Stock Exchange under the symbol ENC. On May 6, 2003, the reported last sale price of Enesco's common stock on the New York Stock Exchange was $7.83 per share.

         The mailing address and telephone number of Enesco's principal executive offices is 225 Windsor Drive, Itasca, IL 60143-1225 and
(630) 875-5300.

                                ---------------

         INVESTING IN OUR SECURITIES INVOLVES A DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

                                ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT (OF WHICH THIS PROSPECTUS IS A PART) IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                ---------------


                   The date of this prospectus is May 7, 2003.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                 1
RISK FACTORS                                                       1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                  3
USE OF PROCEEDS                                                    3
SELLING STOCKHOLDERS                                               3
PLAN OF DISTRIBUTION                                               4
LEGAL MATTERS                                                      5
EXPERTS                                                            5
WHERE YOU CAN FIND MORE INFORMATION                                6
INCORPORATION OF DOCUMENTS BY REFERENCE                            6

                               PROSPECTUS SUMMARY


ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement being filed with the SEC on behalf of the Selling Stockholders utilizing a "shelf" registration process. Under this shelf registration process, the Selling Stockholders may, from time to time until we withdraw this registration statement from registration, sell the shares of our common stock covered by this prospectus in one or more offerings (subject to the restrictions described in this prospectus).

         This prospectus provides you with a general description of the securities that the Selling Stockholders may offer. To the extent required, the number of shares of our common stock to be sold, the purchase price, the public offering price, the names of any such agent or dealer and any applicable commission or discount with respect to a particular offering by the Selling Stockholders will be set forth in an accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the section entitled "WHERE YOU CAN FIND MORE INFORMATION," beginning on page 6.

         You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone, including the Selling Stockholders, to provide you with different information. The Selling Stockholders are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of when this prospectus or any prospectus supplement is delivered to you or when the shares of common stock covered by this prospectus are offered or sold.

ABOUT ENESCO

         We are a global, full-line supplier of gift, collectible and home and garden decor products, offering such notable product lines as Precious Moments, Cherished Teddies, Mary Engelbreit, Disney, Border Fine Arts, Lilliput Lane and NICI. We sell our products internationally at wholesale to independent retailers, department stores, mass merchants, catalogs and other distributors. Our products include diverse lines of branded porcelain bisque, cold cast and resin figurines, cottages, musicals, music boxes, ornaments, plush animals, waterballs, candles, tableware and general home accessories. Our products are primarily produced by independent manufacturers in the Far East. In certain instances, a factory's total capacity is devoted exclusively to Enesco's product.

         Our corporate headquarters is located at 225 Windsor Drive, Itasca, Illinois 60143-1225. Our telephone number at that location is (630) 875-5300. We maintain an Internet website at www.enesco.com. All of the reports that we file with the SEC are available, free of charge, at the Investor Relations section of our website as soon as reasonably practicable after such material is filed with the SEC.

RECENT DEVELOPMENTS

         At the Annual Meeting of Stockholders held on April 24, 2003, the stockholders of Enesco approved both (1) the reincorporation of Enesco in the State of Illinois and (2) amendments to Enesco's 1996 Stock Option Plan (the "Plan") (a) increasing the number of shares for option grants ("options") under the Plan from 1,500,000 to 3,000,000 and (b) providing for vesting options over four years at the rate of 25% of the options per year. It is presently anticipated that the reincorporation merger will be consummated on or about June 30, 2003.


                                  RISK FACTORS

         We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. A number of these risks are listed below. These risks could affect actual future results and could cause them to differ materially from any forward-looking statements we have made.

OUR REVENUES AND OPERATING RESULTS FLUCTUATE PERIODICALLY DUE TO A VARIETY OF FACTORS, WHICH MAY RESULT IN VOLATILITY OR A DECREASE IN THE PRICE OF OUR COMMON STOCK.

         We have experienced and may continue to experience annual and quarter-to-quarter fluctuations in our operating results as a result of a variety of factors including:


         - fluctuation in customer demand, which is influenced by general economic conditions;

         -  manufacturing and operational issues;

         -  our ability to introduce new products;

         -  sales and marketing issues; and

         -  fluctuations in interest rates and foreign currency exchange rates.

         General economic, political and market conditions, such as recessions or international currency fluctuations, may adversely affect our business results and the market price for our common stock. General economic conditions have been adversely affected by the terrorist attacks in New York and Washington, D.C., the war in Iraq, the SARs epidemic, the economic effects thereof and the political, consumer and business responses thereto. The long-term impact of these or other extraordinary incidents on the United States economy or on economies outside the United States are not yet determinable. These impacts may have a material adverse effect on our customers and the markets for our products and on our company and the market price of our common stock. These factors are difficult or impossible to forecast.

IF WE ARE NOT ABLE TO GROW AND EXPAND OUR BUSINESS AS PLANNED, OUR SALES AND EARNINGS COULD BE DIMINISHED.

         We are pursuing a business strategy of increasing sales and earnings by expanding our existing brands and distribution channels while reducing operating expenses. Our ability to implement this growth strategy successfully will depend, in part, on factors beyond our control. These factors include prevailing economic conditions, changes in consumer preferences and changes in our competitive environment.

         Our ability to anticipate changes in the gift, collectible and home and garden markets and identify industry trends will be a critical factor in our ability to grow and remain competitive. We will also need to successfully develop and introduce new products on a timely basis. If new and continuing product lines are not introduced on a timely basis and/or do not enjoy retail and consumer acceptance following introduction, it could materially impact our financial results.

IF WE ARE NOT ABLE TO SECURE, MAINTAIN AND RENEW POPULAR LICENSES, PARTICULARLY OUR LICENSES FOR PRECIOUS MOMENTS(R) AND CHERISHED TEDDIES(R), IT COULD MATERIALLY IMPACT OUR FINANCIAL RESULTS.

         In 2002, the Precious Moments and Cherished Teddies lines accounted for approximately 38% and 11%, respectively, of our sales. The Precious Moments license currently has a term through December 31, 2007 and the Cherished Teddies license currently has a term through December 31, 2010. In connection with our strategic plan to increase sales and earnings, we are expanding sales of certain items from these product lines beyond the collectible card and gift channel, into additional distribution channels, including mass, warehouse clubs, drug, grocery and direct sales opportunities.

         In addition to Precious Moments and Cherished Teddies, we have other licenses that are important to the success of our strategic plan, including Disney, Mary Engelbreit, Nickelodeon and John Deere. If we are not able to secure new popular licenses and maintain and renew licenses for our existing brands, it could materially impact our financial results.

WE ARE DEPENDENT ON THIRD PARTY MANUFACTURING FACILITIES, LOCATED IN THE PACIFIC RIM.

         We do not own or operate any manufacturing facilities except on a limited basis in the United Kingdom. We import most of our products from independent manufacturers in the Pacific Rim, primarily the People's Republic of China ("China"), under the supervision of personnel in Enesco's Hong Kong office.

         Our ability to import products and satisfy customer orders on a timely basis is affected by the availability of, and demand for, quality production capacity abroad. We compete with other importers of giftware products for the foreign manufacturing sources that can produce high-quality products at affordable prices. While we believe that there are other manufacturing sources available for our product lines, any loss, disruption or substantial reduction of sourcing capability or shipping from one or more of our key manufacturing facilities could have a significant short-term adverse effect on our operations. We are subject to the following risks inherent in foreign manufacturing: fluctuations in currency exchange rates; labor, economic and political instability; the effects of terrorist activity, armed conflict and epidemics, causing disruption in global economic activity and changes in logistics and security arrangements; cost and capacity fluctuation and delays in transportation, dockage and materials handling; restrictive actions by foreign governments; nationalizations; the laws and policies of the United States affecting importation of goods, including duties, quotas and taxes. Since the terrorist attacks on September 11, 2001 and the outbreak of the SARs epidemic, the U.S. Customs Service has enacted various security procedures affecting the importation of goods. Such procedures could adversely affect the cost and timing of our receipt of goods from our foreign manufacturers.

         In 2002, approximately 74% of our products were manufactured in, and imported from China. We anticipate that this percentage will remain the same or increase in the foreseeable future. China has joined the World Trade Organization and has been accorded permanent "Normal Trade Relations" status by the U.S. government.

         Various commercial and legal practices widespread in China, including the handling of intellectual properties and certain labor practices, as well as certain political and military actions taken or suggested by China, are under review by the U.S. government. China has been designated a Country of Particular Concern ("CPC") pursuant to the International Religious Freedom Act of 1998 ("IRFA"). The IRFA provides several specific retaliatory actions that could be taken by the U.S. Government; none of which we believe would have a material impact on our business. The IRFA, however, also accords the President broad discretion in fashioning other or additional actions and, due to the breadth of the presidential powers under the IRFA, we are unable to predict what, if any, action the President could take in the future.

         Accordingly, conducting business with vendors located in China is subject to political uncertainties, the financial impact of which we are unable to estimate. To the extent China may have its exports or transaction of business with U.S. persons subject to political retaliation, the cost of Chinese imports could increase significantly and/or the ability to import goods from China may be materially impaired. In such an event, there could be an adverse effect on our operations until alternative arrangements for the manufacture of our product were made on economic, production and operational terms at least as favorable as those currently in effect.

IF THE TREND TOWARD RETAIL STORE CONSOLIDATION IN THE CARD AND GIFT CHANNEL IN THE UNITED STATES CONTINUES, OUR REVENUES WILL CONTINUE TO DECLINE UNLESS WE CAN CONTINUE TO GROW REVENUES IN ALTERNATE CHANNELS.

         In the past five years, retail shopping patterns in the United States have changed to include stronger sales in the mass, chain drug and grocery channels and over the Internet, while there has been consolidation of retail specialty stores in the card and gift channel. Our business strategy includes growing sales of certain product lines in alternate channels, including bookstores, golf stores, hospital gift stores, mass retailers such as Wal-Mart, warehouse clubs, drug, grocery and through direct sales. If we are unable to grow sales in these alternate channels at levels that offset the decline in sales due to the consolidation in the card and gift channel, our revenues will continue to decline.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

         Our performance depends in significant part on our ability to attract and retain talented senior management and other key personnel. If any one of these individuals were to terminate his employment with us, we would be required to locate and hire suitable replacements. We may be unable to identify suitable replacements for any employees that we lose. In addition, even if we are successful in locating suitable replacements, the time and cost involved in recruiting, hiring, training and integrating new employees, particularly key employees responsible for significant portions of our operations, could harm our business by delaying our product development efforts, our ability to execute on our business strategy and our customer development and marketing efforts.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Any prospectus supplement may also contain such forward-looking statements. These forward-looking statements relate to future events or our anticipated financial and/or operating performance and can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar meaning. Statements that describe our plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. We urge you to consider carefully cautionary statements described in the section "RISK FACTORS" beginning on page 1, which identify important factors that could cause actual results to differ materially from those in any forward-looking statement. You are cautioned not to rely on these forward-looking statements, which speak only as of the date of this prospectus and of information currently and reasonably known. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

         WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, NEW EVENTS OR ANY OTHER REASON, OR REFLECT ANY EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROSPECTUS OR THE DATE OF ANY APPLICABLE PROSPECTUS SUPPLEMENT OR THE DATE OF DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS THAT INCLUDE FORWARD-LOOKING STATEMENTS.


                                 USE OF PROCEEDS

         We will receive proceeds if Warner Bros. exercises its warrants to purchase shares of our common stock. If all of the warrants were to be exercised, we would receive gross proceeds of $875,000. When and if we receive these funds, they will be used for working capital and general corporate purposes. As there is no assurance that any or all of the warrants will be exercised, we are unable to predict the amount to be used for such purposes.

         We will not receive any of the proceeds from the resale of the shares of common stock acquired upon exercise of the warrants, all of which proceeds will be received by the Selling Stockholders.


                              SELLING STOCKHOLDERS


         The shares of common stock offered pursuant to this prospectus have been or will be issued directly by us to Warner Bros., or its assignees, transferees and successors-in-interest (collectively referred to in this prospectus as the "Selling Stockholders"), under terms set forth in a Warrant Agreement, dated June 28, 2000. Under the Warrant Agreement, Warner Bros. acquired warrants purchase up to 200,000 shares of our common stock. The warrants are exercisable at a price per share of $4.375, subject to adjustment, and may be exercised at any time until June 27, 2005, unless such date is extended. The Warrant Agreement includes provisions that require us to file with the SEC a registration statement covering the issuance and resale of the common stock due upon exercise of the warrants. Accordingly, we filed a Registration Statement on Form S-3, of which this prospectus forms a part, on May 7, 2003, with respect to the resale of these shares from time to time. In addition, we agreed to use our best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible thereafter, and use our best efforts to keep the registration statement effective for two years following its effective date, unless the shares of our common stock covered by this prospectus have been sold or may be sold pursuant to Rule 144(k) of the Securities Act, subject to certain restrictions.

         The Warrant Agreement was issued to Warner Bros. in connection with a License Agreement, also dated June 28, 2000, pursuant to which Warner Bros. licensed to us certain rights to use the trademarks and related intellectual property relating to the "Harry Potter" books and movies. Except for such License Agreement and other similar licensing agreements, Warner Bros. has not had any material relationship with us within the past three years. Except for the warrants and the shares of common stock registered hereby, Warner Bros., as of the date hereof, does not own any other of our securities or have any rights to acquire any other securities directly from us.


         Warner Bros. may or may not exercise any or all of the warrants and it may sell all, some or none of its shares in this offering. See "Plan of Distribution" below.

                              PLAN OF DISTRIBUTION

         We are registering 200,000 shares of common stock issuable upon the exercise of warrants by Warner Bros., but the registration of these shares does not necessarily mean that the Warner Bros. will exercise its warrants or that Selling Stockholders will sell any or all of the shares registered. The Selling Stockholders may sell the shares from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may sell shares by one or more of the following methods:

         - block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

         - sales on a stock exchange or automated inter-dealer quotation system on which our shares are listed on in the over-the-counter market;

         - ordinary brokerage transactions and transactions in which the broker solicits purchases; and

         -  privately negotiated transactions.

         The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the Selling Stockholders. Broker-dealers may agree with a Selling Stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for the Selling Stockholders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated inter-dealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may also use block transactions and sales to and through broker-dealers as described above.

         The Selling Stockholders has advised us that, as of the date of this prospectus, it has not entered into any agreements, understandings or arrangements for the sale of the shares with any underwriters or broker-dealers and that no underwriter or coordinating broker-dealer is now acting in connection with the proposed sale of shares. At the time a particular offering of shares is made and to the extent required under the Securities Act of 1933, as amended (the "Securities Act"), the aggregate amount of the Selling Stockholder's shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be disclosed in a prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholders and/or purchasers of shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

         The Selling Stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that Selling Stockholder, which may include distributions of the shares by those broker-dealers. The Selling Stockholders may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer those shares. They may also loan or pledge shares to a broker-dealer and the broker-dealer may sell those shares.

         The Selling Stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations of the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the Selling Stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all expenses (other than selling commissions and fees and stock transfer taxes) of the registration and sale of shares. We are obligated to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders are obligated to indemnify us and our directors, officers and controlling persons against liabilities relating to information given to us in writing for use in connection with this registration, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by M. Frances Durden, General Counsel of Enesco.


                                     EXPERTS

         The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus and elsewhere in the Registration Statement by reference to the Annual Report on Form 10-K of Enesco for the fiscal year ended December 31, 2002, have been so incorporated in reliance upon the reports of KPMG LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         On June 15, 2002, Arthur Andersen LLP ("Arthur Andersen"), Enesco's independent public accounting firm for the year ended December 31, 2001, was convicted on federal obstruction of justice charges arising from the U.S. Government's investigation of Enron Corp. On June 4, 2002, Enesco engaged KPMG LLP as its independent public accountants for the fiscal year 2002.

         We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to its naming in this Registration Statement as having certified our consolidated financial statements for the years ended December 31, 2000 and December 31, 2001 as required by Section 7 of the Securities Act. Accordingly, investors will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in our consolidated financial statements for the years ended December 31, 2000 and December 31, 2001 or any omissions to state a material fact required to be stated therein.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). These reports, proxy statements and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional office at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Enesco. In addition, our common stock is listed on the New York Stock Exchange. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         This prospectus is part of a Registration Statement filed with the SEC by Enesco. The full Registration Statement can be obtained from the SEC as indicated above, or from Enesco.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

         - our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         - our Current Reports on Form 8-K filed on January 7, 2003 and February 10, 2003;

         - our Proxy Statement on Schedule 14A for the 2002 Annual Meeting of Stockholders filed with the SEC on March 18, 2003;

         - the description of our common stock contained in our (a) Registration Statement on Form 10, dated May 28, 1965, as amended on Form 8 Amendment No. 1, dated December 9, 1965, and Form 8 Amendment No. 2, dated September 5, 1986; (b) Registration Statements on Form 8-A, dated September 8, 1986 and October 30, 1987, both as amended on Form 8 Amendment No. 1, dated May 6, 1988; (c) Registration Statement on Form 8-A, dated September 9, 1998; and (d) any other registration statement relating to our common stock under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such class of securities; and

         - the description of our Rights contained in our (a) Registration Statement on Form 8-A, dated September 9, 1998; and (b) any other registration statement relating to our Rights under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such class of securities.


         We also incorporate by reference any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until all of the shares of common stock that are part of this offering are sold.

         Enesco will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests for these copies should be directed to: Enesco Group, Inc., 225 Windsor Drive, Itasca, IL 60143-1225, Attention: Law Department, or by telephone to General Counsel at (630) 875-5300.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth all expenses payable by the registrant in connection with the resale of the Common Stock being registered. The Selling Stockholders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

         SEC Registration Fee                        $    131.87
         Legal fees and expenses                     $  2,000.00
         Accounting fees and expenses                $  2,000.00
         Printing and related expenses               $  1,000.00
         Miscellaneous                               $    868.13
                                                     -----------
         Total                                       $  6,000.00
                                                     ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Enesco is a Massachusetts corporation. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities, including with respect to any employee benefit plan, against expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, provided that the indemnified person:

         - undertakes to repay such payment to the corporation if a court determines that he is not entitled to indemnification; and

         - acted in good faith in the reasonable belief that his action was in the best interest of the corporation or the participants or beneficiaries of the relevant employee benefit plan, as applicable.

Enesco may provide for indemnification as follows:

         -  in its articles of organization;

         -  in its bylaws;

         - by a vote adopted by the holders of a majority of the shares of capital stock entitled to vote on the election of directors; or

         - in the case of indemnified persons who are not directors of the corporation, by authorization of its directors.

         Enesco's Restated Articles of Organization provide that a member of the Board of Directors will not be personally liable to Enesco or its stockholders for monetary damages for any breach of fiduciary duty as a director occurring on or after April 24, 1987 notwithstanding any provision of law imposing such liability, except for liability:

         - for any breach of the director's duty of loyalty to Enesco or its stockholders;

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - under Section Sixty-one or Sixty-two of the Business Corporation Law of the Commonwealth of Massachusetts or

         - for any transaction from which the director derived an improper personal benefit.

         In addition, Article V of Enesco's By-Laws provides that Enesco shall indemnify any person serving or who has served as a director, officer, employee or agent of Enesco, or any person serving or who has served, at the request of Enesco, as a director or officer of a subsidiary or organization of Enesco or in any capacity with respect to any employee benefit plan of Enesco, against all liabilities and expenses (including judgments, fines, penalties, counsel fees and certain related expenses to be advanced by Enesco), reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved by reason of his or her being or having been a director, officer, trustee, partner, person serving with respect to an employee benefit plan, employee or agent. This excludes claims relating to certain judgments or adjudications under which the individual is liable for acts not in good faith or acts not in the best interest of Enesco. Nothing contained in the Article shall affect any other rights to indemnification to which such directors, officers, persons serving with respect to an employee benefit plan, employees or agents may be entitled by contract or otherwise under law. Enesco maintains liability insurance for its directors and officers.

ITEM 16. LIST OF EXHIBITS

         The following Exhibits are filed as part of this Registration
Statement:

         4.1 Renewed Rights Agreement, dated as of July 22, 1998, between Enesco Group, Inc. and Mellon Investor Services L.L.C.*

         4.2 Warrant Agreement, dated as of June 28, 2000, by and between Enesco Group, Inc. and Warner Bros., a division of Time Warner Entertainment, L.P. (predecessor in interest to Warner Bros. Entertainment Inc.)**

         5.1    Opinion of M. Frances Durden, Esq.

         23.1   Consent of KPMG LLP

         23.2 The Registrant was unable to obtain the consent of Arthur Andersen LLP. See information under "Experts" in the Prospectus.

         23.3   Consent of M. Frances Durden (included in Exhibit 5.1)

         24.1   Powers of Attorney (included on signature pages)

----------------------

* Incorporated by reference to Enesco's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 1998 (File No. 001-09267).

** Incorporated by reference to Enesco's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 14, 2000 (File No. 001-09267).


ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act:

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the lower or higher end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on the 6th day of May, 2003.

                                             ENESCO GROUP, INC.


                                             BY: /s/  THOMAS F. BRADLEY
                                                 -------------------------------
                                                 Thomas F. Bradley
                                                 Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Thomas F. Bradley and Daniel DalleMolle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURE                                               TITLE                                    DATE
                 ---------                                               -----                                    ----


        /s/   JOHN F. CAULEY                                           Director                                May 6, 2003
----------------------------------------------
              (John F. Cauley)


       /s/   DANIEL DALLEMOLLE                    President and Chief Executive Officer and Director           May 6, 2003
----------------------------------------------                (PRINCIPAL EXECUTIVE OFFICER)
            (Daniel DalleMolle)


   /s/   GEORGE R. DITOMASSI, JR.                                      Director                                May 6, 2003
----------------------------------------------
         (George R. Ditomassi, Jr.)


        /s/   EUGENE FREEDMAN                                          Director                                May 6, 2003
----------------------------------------------
             (Eugene Freedman)


      /s/   JUDITH R. HABERKORN                                        Director                                May 6, 2003
----------------------------------------------
           (Judith R. Haberkorn)


       /s/   DONALD L. KRAUSE                                          Director                                May 6, 2003
----------------------------------------------
             (Donald L. Krause)


      /s/   DONNA BROOKS LUCAS                                         Director                                May 6, 2003
----------------------------------------------
            (Donna Brooks Lucas)


       /s/   THANE A. PRESSMAN                                         Director                                May 6, 2003
----------------------------------------------
            (Thane A. Pressman)


       /s/   ANNE-LEE VERVILLE                            Chairman of the Board of Directors                   May 6, 2003
----------------------------------------------
            (Anne-Lee Verville)


*By:  /s/ THOMAS F. BRADLEY                              Chief Financial Officer and Treasurer
----------------------------------------------       (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
     (Thomas F. Bradley, Attorney-in-fact)

                                INDEX TO EXHIBITS



   EXHIBIT
   NUMBER                          DESCRIPTION OF DOCUMENT
   ------                          -----------------------
   4.1       Renewed Rights Agreement, dated as of July 22, 1998, between Enesco
             Group, Inc. and Mellon Investor Services L.L.C. (filed as Exhibit 4 to Enesco's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 1998, File No. 001-09267, and
             incorporated herein by reference).

   4.2       Warrant Agreement, dated as of June 28, 2000, by and between Enesco
             Group, Inc. and Warner Bros., a division of Time Warner
             Entertainment, L.P. (predecessor in interest to Warner Bros.
             Entertainment Inc.) (filed as Exhibit 4 to Enesco's Quarterly
             Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 14, 2000, File No.
             001-09267, and incorporated herein by reference).

   5.1       Opinion of M. Frances Durden, Esq.

   23.1      Consent of KPMG LLP, independent auditors.

   23.2      The Registrant was unable to obtain the consent of Arthur Andersen
             LLP. See information under "Experts" in the Prospectus.

   23.3      Consent of M. Frances Durden (included in Exhibit 5.1).

   24.1      Power of Attorney (included on signature page of the Registration
             Statement filed on May 7, 2003).